UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 30, 2008
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
 (Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

802 West Bay Road The Grand Pavilion P.O. Box 31110 Grand Cayman Cayman Islands	KY1-1205
(Address of principal executive offices)	(Zip code)

(345) 943-4573
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendments to Compensatory Arrangements.  Certain compensation arrangements with our employees are potentially subject to Section 457A of the Internal Revenue Code of 1986, as amended, or the Code, which was recently enacted by the Emergency Economic Stabilization Act of 2008.  To avoid earlier than intended income inclusion under Section 457A of the Code and to comply with Section 409A of the Code, on December 30, 2008 our Compensation Committee of our Board of Directors adopted and entered into amendments to employment agreements with Leonard Goldberg, our Chief Executive Officer, Tim Courtis, our Chief Financial Officer, and Barton Hedges, the President and Chief Underwriting Officer of our subsidiary, Greenlight Reinsurance, Ltd.  and authorized an amendment to the Company’s compensation plan (the “Compensation Plan”).

Amendment to Employment Agreement with Leonard Goldberg

We previously entered into an employment agreement with Leonard Goldberg, dated as of August 1, 2008, pursuant to which he serves as our Chief Executive Officer for the term ending on August 14, 2011.

In the event that Mr. Goldberg’s employment is terminated by us without cause, by him for good reason or due to his long-term disability, Mr. Goldberg is entitled to certain severance payments which are generally payable in monthly installments following his termination date.  If he is determined to be a “specified employee” under Section 409A of the Code, the severance payments will be delayed for six months following the date of his termination.  In order to comply with Section 457A of the Code, the amendment specifies that any severance payments that would have been made to Mr. Goldberg during the six-month delay period will be accumulated and paid to Mr. Goldberg in a lump sum following the end of the six-month delay period and the remaining amounts will be paid in installments.  In no event, however, will the final severance payment be made later than the end of the year following the year in which the severance payments are no longer subject to a substantial risk of forfeiture.

In addition, the amendment specifies that if in connection with his termination of employment Mr. Goldberg is entitled to certain accrued amounts or a pro-rated bonus for the year of termination, such amounts will be paid to Mr. Goldberg no later than two and one half months following the date of his termination.The foregoing description of the changes to Mr. Goldberg’s employment agreement is qualified in its entirety by reference to his Amended and Restated Employment Agreement that is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02(e).

Amendment to Employment Agreements with Tim Courtis and Barton Hedges

We have previously entered into an employment agreement with Tim Courtis, dated as of May 1, 2006, pursuant to which he serves as our Chief Financial Officer and an employment agreement with Barton Hedges, dated as of December 12, 2005, pursuant to which he serves as the President and Chief Underwriting Officer of our subsidiary, Greenlight Reinsurance, Ltd.  Both agreements will remain in effect until terminated by either party in accordance with their terms.

Section 409A of the Code requires that compensatory arrangements specify the time and form of payments made under such agreements.  The amendments specify that base salary will be paid in accordance with the employer’s normal payroll practices, bonuses will be paid in accordance with the payment provisions of our Compensation Plan and expenses will be reimbursed on or before the last day of the year following the year in which the expense is incurred.  In addition, the amendments specify that if in connection with their termination of employment, Mr. Courtis or Mr. Hedges is entitled to certain accrued amounts or a pro-rated bonus for the year of termination, such amounts will be paid no later than two and one half months following the date of such termination.

The amendments also specify that if either Mr. Courtis or Mr. Hedges is entitled to severance benefits because his employment is terminated by us without cause, by him for good reason or due to his long-term disability, severance will generally be payable in monthly installments following his termination of employment (or, of applicable, following his execution and non-revocation of a release of claims).  However, if either Mr. Courtis or Mr. Hedges is determined to be a “specified employee” under Section 409A of the Code, the severance benefits will be delayed for six months following the date of such termination.  In order to comply with Section 457A of the Code, the amendments specify that any severance payments that would have been made to Mr. Courtis or Mr. Hedges during the six-month delay period will be accumulated and paid in a lump sum following the end of the six-month delay period and the remaining amounts will be paid in installments.  In no event, however, will the final severance payment be made later than the end of the year following the year in which the severance payments are no longer subject to a substantial risk of forfeiture.

In addition, in the event that either Mr. Courtis or Mr. Hedges or either of their spouse and/or dependents is entitled to continued health benefits following a termination of employment due to disability or death, the amendments specify that any health insurance benefits will be provided no later than the one year anniversary of the date of such termination.

The foregoing description of the changes to Mr. Courtis’ and Mr. Hedges’ employment agreements is qualified in its entirety by reference to each of their Amended and Restated Employment Agreements that are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated by reference into this Item 5.02(e).

Amendment to Compensation Plan

In order to comply with 457A of the Code, the Compensation Committee determined to amend the quantitative bonus component of the Compensation Plan, effective with respect to the 2009 underwriting year and future years, to require that employees who are eligible to receive a portion of the Quantitative Component Bonus Pool (as defined in the Compensation Plan) be employed on January 1 following the end of the applicable underwriting year in order to receive a share of such pool and that the Compensation Plan’s current payment schedule be maintained unless subsequent Section 457A guidance requires payment to be made earlier in order for the Compensation Plan to compliant with Section 457A.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

10.1	Amended and Restated Employment Agreement, dated as of December 30, 2008, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Leonard Goldberg.

10.2	Amended and Restated Employment Agreement, dated as of December 30, 2008, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Tim Courtis.

10.3	Amended and Restated Employment Agreement, dated as of December 30, 2008, by and among Greenlight Reinsurance, Ltd. and Barton Hedges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2009	GREENLIGHT CAPITAL RE, LTD.

	By:	____________________________
Tim Courtis
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Amended and Restated Employment Agreement, dated as of December 30, 2008, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Leonard Goldberg.

10.2	Amended and Restated Employment Agreement, dated as of December 30, 2008, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Tim Courtis.

10.3	Amended and Restated Employment Agreement, dated as of December 30, 2008, by and among Greenlight Reinsurance, Ltd. and Barton Hedges.